MARKMAN HEARING DATE SET FOR MGT PATENT INFRINGEMENT ACTION AGAINST WMS, CAESARS, MGM, PENN NATIONAL AND ARUZE GAMING

Harrison, NY (June 25, 2013) – MGT Capital Investments, Inc. (NYSE MKT: MGT) announced today that the U.S. District Court: Mississippi Southern District issued a Notice of Hearing setting a Markman Hearing (also known as a Claims Construction Hearing) for June 5, 2014 at 9:00 AM local time in Jackson, MS before the Honorable District Judge Carlton W. Reeves.

As previously announced, MGT’s majority-owned subsidiary, MGT Gaming, Inc. filed a Complaint claiming patent infringement against multiple companies believed to be violating MGT Gaming’s United States Patent No. 7,892,088 (“the ’088 Patent”) entitled “Gaming Device Having a Second Separate Bonusing Event.” The ’088 Patent is directed to a gaming system in which a second game played on an interactive sign is triggered once specific events occur in a first game. In the lawsuit, MGT Gaming is seeking preliminary and permanent injunctions against all defendants enjoining them from any continued acts of patent infringement, as well as to recover damages adequate to compensate for the infringement in an amount to be proven at trial, and to recover, in any event, a reasonable royalty from each defendant for its infringement, trebled, plus interest and costs as fixed by the court.

About MGT Capital Investments, Inc.

MGT Capital Investments and its subsidiaries are engaged in the business of acquiring, developing and monetizing assets in the online and mobile gaming space.

MGT Sports, Inc., a wholly owned subsidiary, owns a majority interest in FanTD LLC, an online daily fantasy sports wagering business. FanTD LLC owns and operates FanThrowdown.com, one of the leading daily fantasy sports websites.  Launched in 2012, FanThrowdown.com offers daily fantasy gameplay for the NFL, MLB, NCAA (basketball & football), NHL, NBA and professional golf.  Its goal is to offer fantasy sports fans the absolute best play environment and the most popular gameplay styles with a perfect balance between user-friendliness and in-depth statistical analysis.

MGT Gaming, Inc., a majority owned subsidiary, owns U.S. Patent No. 7,892,088 relating to casino gaming systems. In November 2012, MGT Gaming filed a patent infringement suit against Caesars Entertainment Corporation, MGM Resorts International, Inc., WMS Gaming (a subsidiary of WMS Industries, Inc.), Penn National Gaming, Inc., and Aruze Gaming America, Inc.

In addition, the Company owns Hammercat Studios, a publisher and developer of videogames for digital distribution in the mobile app space.

Forward looking statements

This press release contains forward-looking statements. The words or phrases “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” or similar expressions are intended to identify “forward-looking statements.” MGT’s financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company’s plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company’s most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

Company contact

MGT Capital Investments, Inc.

Robert Traversa, Chief Financial Officer

914-630-7431

rtraversa@mgtci.com